    As filed with the Securities and Exchange Commission on November 13, 2001
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              KEYNOTE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                             94-3226488
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                              Keynote Systems, Inc.
                          777 Mariners Island Boulevard
                           San Mateo, California 94404
          (Address of Principal Executive Offices, including Zip Code)

                           1999 Equity Incentive Plan
                        1999 Employee Stock Purchase Plan
                            (Full title of the plan)

                                   John Flavio
              Vice President of Finance and Chief Financial Officer
                              Keynote Systems, Inc.
                          777 Mariners Island Boulevard
                           San Mateo, California 94404
                                 (650) 522-1000
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             Jeffrey R. Vetter, Esq.
                           Cynthia E. Garabedian, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306



                         CALCULATION OF REGISTRATION FEE

========================================== ================== ===================== ===================== ==============
                                                Amount          Proposed Maximum      Proposed Maximum      Amount of
                                                 to be         Offering Price Per    Aggregate Offering   Registration
Title of Securities to be Registered          Registered             Share                 Price               Fee
------------------------------------------ ------------------ --------------------- --------------------- --------------
Common stock, $0.001 par value per share      2,571,992 (1)          $7.445 (3)           $19,148,481 (3)      $4,788
------------------------------------------ ------------------ --------------------- --------------------- --------------
Common stock, $0.001 par value per share        514,399 (2)          $6.33  (3)           $ 3,256,146 (3)      $  815
------------------------------------------ ------------------ --------------------- --------------------- --------------
Total                                         3,086,391                                                        $5,603
========================================== ================== ===================== ===================== ==============


(1) Represents shares automatically reserved for issuance upon exercise of options granted under the Registrant's 1999 Equity Incentive Plan, pursuant to the terms of such plan, as follows: (i) 1,180,437 shares automatically reserved on January 1, 2000 and (ii) 1,391,555 shares automatically reserved on January 1, 2001. Shares issuable upon exercise of the options granted under the Equity Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on September 24, 1999 (Registration No. 333-87791).

(2) Represents shares automatically reserved for issuance upon exercise of options granted under the Registrant's 1999 Employee Stock Purchase Plan, pursuant to the terms of such plan, as follows: (i) 236,088 shares automatically reserved on January 1, 2000 and (ii) 278,311 shares automatically reserved on January 1, 2001. Shares issuable upon exercise of the options granted under the Employee Stock Purchase Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on September 24, 1999 (Registration No. 333-87791).

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on November 6, 2001. In the case of the Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Employee Stock Purchase Plan.

                        REGISTRATION OF ADDITIONAL SHARES
                        PURSUANT TO GENERAL INSTRUCTION E

         This registration statement on Form S-8 registers an aggregate of 3,086,391 additional shares of common stock automatically reserved for issuance upon exercise of stock options granted under the Registrant's 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan, pursuant to the terms of each such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-87791) filed with the Securities and Exchange Commission on September 24, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 13th day of November, 2001.

                                            KEYNOTE SYSTEMS, INC.

                                            By:    /s/  Umang Gupta
                                                --------------------------------
                                                Umang Gupta
                                                Chairman of the Board and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Umang Gupta and John Flavio, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                   Signature                                        Title                              Date

Principal Executive Officer:

              /s/  Umang Gupta                   Chairman of the Board and                       November 13, 2001
-----------------------------------------------  Chief Executive Officer
                 Umang Gupta

Principal Financial and Accounting
Officer:

              /s/  John Flavio                   Vice President of Finance,                      November 13, 2001
-----------------------------------------------  Chief Financial Officer and Secretary
                 John Flavio

Other Directors:


-----------------------------------------------  Director
                 David Cowan


            /s/  Leo Hindery, Jr.
-----------------------------------------------  Director                                        November 13, 2001
               Leo Hindery, Jr.


              /s/  Mark Leslie
-----------------------------------------------  Director                                        November 13, 2001
                 Mark Leslie


-----------------------------------------------  Director
              Stratton Sclavos

                                  EXHIBIT INDEX

   Exhibit
   Number                  Exhibit Title
   ------      ---------------------------------------------------------
    5.01       Opinion of Fenwick & West LLP.

   23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02       Consent of KPMG LLP, independent accountants.

   24.01       Power of Attorney (see page 2).